Exhibit 23.1

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

High Ridge Commons
Suites 400 - 403
200 Haddonfield Berlin Road
Gibbsboro, NJ 08026

Securities and Exchange Commission
Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2007 to the consolidated financial statements of Eastern Environmental Solutions, Corp and Subsidiaries, which appears in the Annual Report on Form 10-KSB for the years ended December 31, 2006 and 2005.

Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, New Jersey
April 30, 2007